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BCA-2.10 (Rev. Jul. 1984)


      Submit in Duplicate          Secretary of State
                                   State of Illinois

                               ARTICLES OF INCORPORATION



Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE    The name of the corporation is EN&T ASSOCIATES INC.
               (Shall contain the word "corporation", "company", "incorporated".

               -----------------------------------------------------------------
                          "limited", or an abbreviation thereof)

ARTICLE TWO    The name and address of the initial registered agent and its registered office are:

               Registered Agent    THE PRENTICE-HALL CORPORATION SYSTEM, INC.
                                 -----------------------------------------------
                                 First Name       Middle Name          Last Name

               Registered Office    33 North LaSalle Street
                                 -----------------------------------------------
                                 Number             Street              Suite #
                                            (A P.O. Box alone is not acceptable)

                                 Chicago             60602               Cook
                                 -----------------------------------------------
                                 City              Zip Code             County

ARTICLE THREE  The purpose or purposes for which the corporation is organized are:

                  If not sufficient space to cover this point,
                      add one or more sheets of this size.


                         SEE RIDER A ATTACHED

ARTICLE FOUR   Paragraph 1: The authorized shares shall be:

                   Class     *Par Value per share    Number of shares authorized
               -----------------------------------------------------------------
                   Common        no par value                   200
               -----------------------------------------------------------------


               -----------------------------------------------------------------

               -----------------------------------------------------------------


               Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                  If not sufficient space to cover this point,
                      add one or more sheets of this size.


                         SEE RIDER B ATTACHED

ARTICLE FIVE   The number of shares to be issued initially, and the
               consideration to be received by the corporation therefor, are:

                        *Par Value      Number of shares     Consideration to be
                Class   per share     proposed to be issued   received therefor
               -----------------------------------------------------------------
               Common  no par value           100                  $ 100
               -----------------------------------------------------------------
                                                                   $
               -----------------------------------------------------------------
                                                                   $
               -----------------------------------------------------------------
                                                                   $
               -----------------------------------------------------------------
                                                         TOTAL     $ 100
                                                                   -------------

* A declaration as to a "par value" is optional. This space may be marked "n/a" when no reference to a par value is desired.


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ARTICLE SIX    OPTIONAL

               The number of directors constituting the initial board of directors of the corporation is __________________, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

                             Name                   Residential Address
               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------


               -----------------------------------------------------------------

ARTICLE SEVEN  OPTIONAL

               (a) It is estimated that the value of all
               property to be owned by the corporation for
               the following year wherever located will be:          $15,000,000

               (b) It is estimated that the value of the
               property to be located within the State of
               Illinois during the following year will be:           $15,000,000

               (c) It is estimated that the gross amount of
               business which will be transacted by the
               corporation during the following year will
               be:                                                   $12,000,000

               (d) It is estimated that the gross amount of
               business which will be transacted from places
               of business in the State of Illinois during
               the following year will be:                           $12,000,000

ARTICLE EIGHT  OTHER PROVISIONS

               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

                       NAMES & ADDRESSES OF INCORPORATORS

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated  April 1, 1988

      Signatures and Names                              Post Office Address

1. /s/ Michael D. McManus                     1. 1 Gulf+Western Plaza
  ------------------------------------          --------------------------------
              Signature                                     Street

    Michael D. McManus                           New York,   New York     10023
  ------------------------------------          --------------------------------
   Name (please print)                          City/Town      State       Zip


2.                                            2.
  ------------------------------------          --------------------------------
              Signature                                     Street



  ------------------------------------          --------------------------------
   Name (please print)                          City/Town      State       Zip


3.                                            3.
  ------------------------------------          --------------------------------
              Signature                                     Street


  ------------------------------------          --------------------------------
   Name (please print)                          City/Town      State       Zip


(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.



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                                           RIDER A
                                           -------

     To transact any or all lawful businesses for which corporations may be incorporated under the Business Corporation Act of 1983.

     To engage in the general business of manufacturing and sale of sporting goods and related business purposes.

     To construct, build, purchase, lease, equip, or otherwise acquire and to hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey, or otherwise dispose of any and all plants, machinery, works, implements and things and property, real and personal, of every kind and description, incidental to, connected with or suitable, necessary or convenient for any of the purposes herein enumerated.

     To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate, and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner deal with patents, patent rights, licenses, copyrights, trademarks, trade names, and to acquire, own, use, or in any manner dispose of any and all inventions, improvements, and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

     To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.


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                                    RIDER B
                                    -------

     No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized shares of the corporation or bonds, certificates of indebtedness, debentures, or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     Whenever any provision of the Business Corporation Act of 1983 shall otherwise require the vote or the concurrence of the holders of at least two-thirds of the outstanding shares of the corporation, of at least two-thirds of the outstanding shares entitled to vote thereon of the corporation, or of at least two-thirds of the outstanding shares of any class or series of the corporation, as the case may be, in order to authorize any specified corporate action, the vote or consent in writing of the holders of at least a majority of any of said outstanding shares shall be sufficient to authorize any such specified corporate action.

     No shareholder entitled to vote in the election of directors of the corporation shall be entitled to cumulative voting for the election of directors.

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BCA-10.30 (Rev. Jul 1984)


                                   Secretary of State
                                   State of Illinois

                                 ARTICLES OF AMENDMENT




Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE    The name of the corporation is EN&T ASSOCIATES INC.      (Note 1)


ARTICLE TWO    The following amendment of the Articles of Incorporation was adopted on April 18, 1988 in the manner indicated below. ("X" one box only.)

          / / By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no
               shares as of the time of adoption of this amendment;     (Note 2)

         / /   By a majority of the board of directors, in accordance with
               Section 10.15, shares having been issued but shareholder action
               not being required for the adoption of the amendment;    (Note 3)

        / / By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the
               amendment;                                               (Note 4)

        / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given
               notice in accordance with Section 7.10;                  (Note 4)

        /X/ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this
               amendment.                                               (Note 4)

                               (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)

ARTICLE ONE: The name of the corporation is RIDDELL, INC.

--------------------------------------------------------------------------------
                                   (New Name)


                 All changes other than name, include on page 2
                                     (over)


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                                   Page 3

ARTICLE THREE  The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

                          NO CHANGE

ARTICLE FOUR   (a) The manner, if not set forth in the amendment, in which said amendment effects a change in the amount of paid-in capital* is as follows: (If not applicable, insert "No change")

                          NO CHANGE

               (b) The amount of paid-in capital* as changed by this amendment is as follows: (If not applicable, insert "No change")

                          NO CHANGE

                                           Before Amendment      After Amendment

                    Paid-in Capital          $___________         $____________

      The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated    April 18, 1988                            EN&T ASSOCIATES INC.
      ------------------------------     ---------------------------------------
                                               (Exact Name of Corporation)

attested by  /s/ Leonard Toboroff        by /s/ Robert Nederlander
           -------------------------       -------------------------------------
           (Signature of Secretary               (Signature of President
            or Assistant Secretary)                 or Vice President)

               Leonard Toboroff                   Robert Nederlander
           -------------------------       -------------------------------------
         (Type or Print Name and Title)      (Type or Print Name and Title)

* "Paid-in Capital" replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.